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                                                         Exhibit 10.10(b)



                         PROMISSORY NOTE



November 5, 1997



          FOR VALUE RECEIVED, I.C. ISAACS & COMPANY L.P., a limited partnership organized and existing under the laws of Delaware with its principal place of business at 3840 Bank Street, Baltimore, MD 21224 ( Maker ), hereby promises to pay to BROOKHURST, INC., a corporation organized and existing under the laws of the State of California with its principal place of business located at 107 West Carob Street, Compton, California 90220-5206 ("Brookhurst"), the principal sum of U. S. $11,000,000 (Eleven Million Dollars), on the dates and in the amounts hereinafter set forth. This Promissory Note is the promissory note issued by Maker pursuant to a Worldwide Rights Acquisition Agreement by and between Maker and Brookhurst (the Rights Agreement"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Rights Agreement. This Promissory Note is hereinafter referred to as the "Note".

          1. Interest. The outstanding principal amount of this Note shall bear simple interest at the per annum rate of ten percent (10.00%) (computed on the basis of a 365 day year and the number of actual days elapsed), and shall be payable quarterly, commencing with the quarterly payment due January 1, 1998 as set forth in paragraph 2. Interest shall accrue as of the date of this Note and thereafter on the outstanding and unpaid principal amount of this Note, and shall be payable quarterly, as set forth in paragraph 2.

          2.   Principal, Interest and Maturity Date.

     (a) Subject to paragraph 2(b) below, the following principal and interest payments are to be made by Maker to Brookhurst on the dates indicated:

Payment Due Date         Principal Due       Quarterly Interest
-----------------        --------------      ------------------
Jan. 1, 1998                                 $275,000
Apr. 1, 1998                                 $275,000
July 1, 1998                                 $275,000
Oct. 1, 1998                                 $275,000


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Jan. 1, 1999                                 $275,000
Apr. 1, 1999                                 $275,000
July 1, 1999                                 $275,000
Oct. 1, 1999             $3,300,000          $275,000
Jan. 1, 2000                                 $192,500
Apr. 1, 2000                                 $192,500
July 1, 2000                                 $192,500
Oct. 1, 2000             $4,200,000          $192,500
Jan. 1, 2001                                 $87,500
Apr. 1, 2001                                 $87,500
July 1, 2001                                 $87,500
Oct. 1, 2001              $2,500,000         $87,500
Jan. 1, 2002                                 $25,000
Apr. 1, 2002                                 $25,000
July 1, 2002                                 $25,000
Oct. 1, 2002             $1,000,000          $25,000


     (b) The parties agree that subject to the provision of paragraph 3.2(e) of the Escrow Agreement by and between Maker and Brookhurst of even date herewith ("Escrow Agreement") one-half (1/2) of each principal and interest payment due under paragraph 2(a) of this Note shall be transmitted by Maker to the Escrow Agent for deposit in the Escrow Fund (as defined in the Escrow Agreement) under the terms and conditions of the Escrow Agreement.

          3. Prepayment. This Note may be prepaid at any time by Maker upon payment of the total amount of principal and interest due as provided in paragraph 2 ($14,420,000), less payments previously made hereunder, or upon such other terms as the parties may agree.

          4.   General Payment Provisions.    All payments of
principal and interest and other sums due pursuant to this Note to Brookhurst shall be made by wire transfer of immediately available funds to Union Bank, Beverly Hills, California, Bank ABA No. 16-49, Bank Routing No. 122000496, Account No. 2000131000
or to such other account as Brookhurst shall have previously designated to Maker in writing not later than fifteen Business Days (as defined below) prior to the date on which such payment becomes due.

          (ii) All payments of principal and interest and other sums due pursuant to this Note to the Escrow Fund shall be made pursuant to the requirements of the Escrow Agreement.


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          (iii)If the due date of any payment under this Note
would otherwise fall on a day which is not a Business Day, such date will be extended to the immediately succeeding Business Day. The term "Business Day" shall mean any day other than Saturday, Sunday, or a banking holiday of the United States, State of New York, or the Federal Republic of Germany.

          (iv) A late payment fee of one percent (1%) of any principal or interest payment made more than fifteen (15) days after the due date hereunder shall be due with such late payment, notwithstanding any right of cure by Maker. All such late payments shall continue to accrue interest of the rate of 10% per annum from the due date until the date actually paid.

          5. Events of Default. An Event of Default shall occur upon one or more of the following events:

          (a) Maker shall default in the payment when due of any principal or interest under this Note and such default shall continue unremedied for a period of fifteen (15) days, provided, however, that upon written notice from Brookhurst Maker shall have fifteen (15) days to cure any such non-payment, and such cure shall preclude Brookhurst from declaring an Event of Default based upon non-payment; or

          (b) Maker shall admit in writing its inability to, or be generally unable to, pay its debts as such debts generally become due; or

          (c) Maker shall (i) apply for or consent in writing to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidation of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under Title II of the United States Code (as now or hereafter in effect) (the "Bankruptcy Code"), or such other such similar law in any jurisdiction, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (d) a proceeding or case shall be commenced, without the application or consent of Maker in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such entity or


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of all or any substantial part of its assets, or (iii) similar relief in respect of such entity, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) days; or an order for relief against any such entity shall be entered in an involuntary case under the Bankruptcy Code or such other similar law in any jurisdiction;

          Upon and during the continuance of an Event of Default, and subject to the provisions of Section 15 of this Note, (i) Brookhurst may, by written notice to Maker, declare the principal amount then outstanding of, and the total interest on, this Note (ie., $14,420,000 minus all payments made to date), to be forthwith due and payable, whereupon such amount shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Maker; (ii) Maker shall pay all of the expenses of Brookhurst incurred for the collection of this Note, including reasonable attorneys' fees and legal expenses, and
(iii) Brookhurst may exercise from time to time any other rights and remedies available to it by law, including without limitation those available under any agreement or other instrument relating to the amounts owed under this Note. No delay on the part of Brookhurst in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Brookhurst of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

          6. Setoff. Maker shall have the right to offset and deduct sums due and owing to Maker under the Rights Agreement against and from sums due and owing by Maker under this Note, pursuant to and consistent with paragraph 9.12 of the Rights Agreement.

          7. No Assignment. The rights and obligations under this Note may be assigned by Maker only with the written consent of Brookhurst; provided that nothing in this Section 7 shall be construed as requiring Brookhurst's consent to an assumption of the obligations and assignment of the rights of Maker under this Note by Hugo Boss AG or its subsidiary Ambra Inc. as permitted under Section 15 of this Note and nothing in this Section 7 shall be construed as affecting Maker's rights under Section 15. Upon assignment, Brookhurst agrees that the assignee shall stand in the shoes of Maker, and shall have all of the obligations and rights as Maker, including, without limitation, the rights and obligations assumed by Maker under the Rights Agreement, the Escrow Agreement, and the right of setoff as provided in paragraph 6 of this Note. Brookhurst may assign this Note to any third party, provided that such assignment does not in any way limit Maker's right of setoff as provided in paragraph 6 of this Note.


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          8.   Entire Agreement.  Except as set forth in this
Section 8 and the definition of capitalized terms used in this Note, the terms of this Note evidence the entire agreement between Maker and Brookhurst regarding the indebtedness evidenced by this Note and the terms and provisions of the Rights Agreement shall in no way control, interpret, amend, add to or affect the rights, duties and obligations of Maker and Brookhurst under this Note.

          9. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York without regard to such state's choice of law rules.

          10. Notices. All notices, demands or requests or other communications relating to any matter set forth herein shall be given or made in writing and shall be (i) delivered personally (including commercial courier), or (ii) sent by registered or certified airmail, return receipt requested, postage prepaid, addressed to the party to whom they are directed at the following address, or at such other address as may be designated by notice from such party.

     If to Brookhurst:   Brookhurst, Inc.
                         107 West Carob Street
                         Compton, California 90220-5206
                         Attn.:  William E. Ott

     with a copy to:     Shereff, Friedman, Hoffman &
                         Goodman, LLP
                         919 Third Avenue
                         New York, New York 10022-9998
                         Attn.:  Robert J. Jossen, Esq.

     If to Maker:        I.C. Isaacs & Company, L.P.
                         3840 Bank Street
                         Baltimore, MD  21224
                         Attn:  Gerald W. Lear
                                President and Co-Chief
                                Executive Officer


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                                   and

                         I.C. Isaacs & Company, L.P.
                         350 Fifth Avenue
                         Suite 1029
                         New York, New York 10118
                         Attn:  Robert J. Arnot
                                Chairman and Co-Chief
                                Executive Officer

     With a copy to:

                         Piper & Marbury L.L.P.
                         Charles Center South
                         36 South Charles Street
                         Baltimore, MD 21201-3010
                         Attn:  Robert J. Mathias, Esq.

          Any notice, request, demand or other communication given or made in the manner prescribed in this paragraph shall be deemed to have been given and to be effective upon receipt or refusal by the addressee. Any party may change its address for notices hereunder, effective upon giving notice of such change hereunder to the other party.

          11. Adjustment of Interest Rate or Fees. No provision of this Note shall require the payment of interest to the extent that receipt of any such payment by Brookhurst would be contrary to the provisions of United States law, if any, limiting the maximum amount of interest or fees that may be charged to or collected from Maker, and if any sum in excess of such maximum rate of interest of fees is paid or charged, the excess will be returned to Maker, without premium or penalty, and all payments made thereafter will be appropriately applied to interest and principal to give effect to such maximum rate, and after such application any amount paid in excess of principal due Brookhurst shall be immediately refunded to Maker.

          If the maximum rate of interest, if any, now permitted by law to be charged for this transaction is increased, then for so long as the increase is in effect, the applicable maximum rate permitted to be charged as referred to in the paragraph immediately preceding will be deemed to be such increased rate. If the maximum rate of interest, if any, now permitted by law to be charged for this transaction should be eliminated so that there would be no maximum rate, then interest on this Note shall thereafter be paid at the rate provided in this Note.


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          12.  Waiver.  Maker hereby waives diligence,
presentment, protest, demand for payment and notice of default, dishonor or nonpayment to or upon Maker with respect to this Note except as otherwise provided herein. No delay on the part of Brookhurst in exercising any right hereunder shall operate as a waiver of such right under this Note.

          13. Modifications in Writing. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          14. Arbitration. All disputes relating to this Note shall be resolved pursuant to the arbitration procedures set forth in the Rights Agreement.

          15.  Release of Liability Upon Assumption.
Notwithstanding anything in this Note to the contrary, the obligations of I.C. Isaacs & Company L.P. ( ICI ) under this Note are expressly conditioned on Brookhurst's agreements as follows, and Brookhurst does hereby irrevocably covenant and agree as follows:

          (a) ICI shall be permitted to assign its rights and obligations under this Note to Ambra Inc. ( Ambra ) and to have Ambra assume (and Ambra shall be permitted to assume) all of ICI's obligations under this Note;

          (b) Upon and after Ambra's assumption of ICI's obligations under this Note in accordance with its terms, ICI shall be fully released from ICI's obligations under this Note and:

          (i) Neither ICI nor any of ICI's partners, nor (A) any individual, partnership, joint venture, organization, association, company or trust which may have any legal or beneficial interest in ICI or its partners, as the case may be, and (B) any officers, directors, managers, employees, agents, advisors, successors or assigns except successors or assigns to the rights and obligations of ICI under this Note (ICI, its partners, and such entities and natural persons are referred to herein as Exempted Persons ), shall be personally liable for the repayment of the principal sum of this Note, or any interest thereon, or the payment or performance of any other obligations evidenced by this Note, or for any deficiency thereof or arising therefrom, or any other direct or indirect obligations arising under this Note (for purposes of this paragraph 15, the principal sum, interest thereon and other obligations arising under this Note, are referred to as the Obligations ); provided, however, that nothing in this Paragraph 15 shall release or


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otherwise limit Brookhurst's rights against any successor or assignee of ICI's obligations under this Note, including, without limitation, Ambra; and

          (ii) Brookhurst shall not seek, pursue, obtain or enforce any claim or judgment against any of the Exempted Persons for the Obligations; and

          (iii) In the event of any nonpayment of this Note or any of the Obligations Brookhurst's sole and exclusive remedy for such nonpayment shall be to exercise such rights as Brookhurst may have against any successor, assignee or guarantor of ICI's obligations under this Note, including , but not limited to Ambra and/or Hugo Boss AG.

          (c)  Promptly upon Ambra's assumption of the
obligations of ICI under this Note, Brookhurst shall mark and sign this Note with the following legend and deliver a copy of this Note so marked and signed to ICI; provided, however, the failure of Brookhurst to so mark and sign this Note, or to deliver such copy to ICI, shall not prejudice ICI's rights under this Section or cause ICI to remain obligated under this Note:

     THE OBLIGATIONS (AS DEFINED ABOVE) OF I.C. ISAACS & COMPANY
     L.P. ( ISAACS ) HAVE BEEN ASSUMED BY AMBRA INC. AND
     BROOKHURST HAS RELEASED ISAACS FROM THE OBLIGATIONS.  ISAACS
     HAS NO OBLIGATIONS UNDER THIS NOTE OR THE ESCROW AGREEMENT.

                              BROOKHURST, INC.


                              By:_______________________ (Seal)
                                 William Ott, President

          (d) The foregoing clauses of this Section shall be self operative and shall not require the execution or delivery of any further documentation. Notwithstanding the foregoing, upon ICI's request upon and after Ambra's assumption of the obligations of ICI under this Note, Brookhurst shall execute and deliver to ICI such further documents as may be reasonably requested by ICI from time to time for the purpose of further confirming to ICI and/or other persons designated by ICI that ICI has no obligation or liability under this Note.


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          16.  Execution by Brookhurst.  Notwithstanding anything
in this Note to the contrary, this Note shall not be effective and enforceable against Maker unless and until it has been signed below by Brookhurst. Brookhurst signs below to further evidence Brookhurst's agreement to be bound by the terms of this Note.

                    I.C. ISAACS & COMPANY L.P., a Delaware
                    limited partnership

                    By:  I.G. DESIGN, INC., a Delaware
                         corporation, its general partner



                    By: /s/ Gerald W. Lear
                        ___________________________________
                         Name:     Gerald W. Lear
                         Title:    President and Co-Chief
                                   Executive Officer


                    By: /s/ Robert J. Arnot
                        ___________________________________
                         Name:     Robert J. Arnot
                         Title:    Chairman and Co-Chief
                                   Executive Officer



                    Brookhurst, Inc.


                    By: /s/ William E. Ott
                        ___________________________________
                         Name:   William E. Ott
                         Title:  President



THE OBLIGATIONS (AS DEFINED ABOVE) OF I.C. ISAACS & COMPANY L.P.
( ISAACS ) HAVE BEEN ASSUMED BY AMBRA INC. AND BROOKHURST HAS
RELEASED ISAACS FROM THE OBLIGATIONS.  ISAACS HAS NO OBLIGATIONS
UNDER THIS NOTE OR THE ESCROW AGREEMENT.

                    BROOKHURST, INC.



                    By: /s/ William Ott
                       _____________________ (Seal)
                        William Ott, President




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